December 18, 2018

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated December 18, 2018 of Chee Corp. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ AMC Auditing

AMC Auditing

Las Vegas, Nevada

8250 W Charleston Blvd, Suite 100 – Las Vegas, NV  89117Phone: (888) 727-8251 – Fax: (888) 782-2351